As filed with the Securities and Exchange Commission on February 4, 2019

Registration No. 333-213502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-213502

UNDER

THE SECURITIES ACT OF 1933

SHIRE PLC	SHIRE ACQUISITIONS INVESTMENTS IRELAND DESIGNATED ACTIVITY COMPANY
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Jersey (Channel Islands)	Ireland
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

98-0601486	98-1281384
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Block 2, Miesian Plaza, 50-58 Baggot Street Lower, Dublin 2, Republic of Ireland +353 1 609 6000	Block 2, Miesian Plaza, 50-58 Baggot Street Lower, Dublin 2, Republic of Ireland +353 1 609 6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Attention: Susan O’Reilly Secretary Shire plc Block 2, Miesian Plaza, 50-58 Baggot Street Lower, Dublin 2, Republic of Ireland +353 1 609 6000	Attention: Susan O’Reilly Secretary Shire plc Block 2, Miesian Plaza, 50-58 Baggot Street Lower, Dublin 2, Republic of Ireland +353 1 609 6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Keiji Hatano

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-Chome

Chiyoda-ku, Tokyo 100-0004

Japan

+81-3-3213-6171

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Shire plc (“Shire”) and Shire Acquisitions Investments Ireland Designated Activity Company (“SAIIDAC”), relates to the Registration Statement No. 333-213502 (the “Registration Statement”), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 2, 2016, registering an indeterminate amount of SAIIDAC’s Senior Notes, guaranteed by Shire plc.

On January 8, 2019, Takeda Pharmaceutical Company Limited acquired the entire issued and to be issued share capital of Shire (the “Acquisition”) by means of a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 (as amended).

As a result of the Acquisition, Shire and SAIIDAC have terminated all offerings of their securities pursuant to the Registration Statement. Shire and SAIIDAC, by filing this Post-Effective Amendment, hereby terminate the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that were registered but which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on February 4, 2019.

SHIRE PLC

By:	/s/ Amitabh Singh
	Name:	Amitabh Singh
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on February 4, 2019.

SHIRE ACQUISITIONS INVESTMENTS IRELAND DESIGNATED ACTIVITY COMPANY

By:	/s/ Fiona Foley
	Name:	Fiona Foley
	Title:	Director

*	Pursuant to Rule 478 under the Securities Act of 1933 no other person is required to sign this Post-Effective Amendment.